EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS FOURTH QUARTER & FISCAL YEAR 2019 FINANCIAL RESULTS

Reports Record Fourth Quarter Consumer Self-Care Americas Net Sales

Transformation to Consumer Self-Care Company Remains On-Track with Significant Progress Achieved in Fiscal Year 2019

Provides Fiscal Year 2020 Outlook

Dublin, Ireland - February 27, 2020 - Perrigo Company plc (NYSE; TASE: PRGO), a leading global provider of "Quality, Affordable Self-Care ProductsTM", today announced financial results for the fourth quarter and fiscal year ended December 31, 2019.

President and CEO Murray S. Kessler commented, “We are pleased with our finish to fiscal 2019 and the substantial accomplishments we made during the first year of Perrigo’s multi-year business transformation into a Consumer Self-Care Company. Revenue growth was our top priority as demonstrated by our organic and inorganic net sales increase. We are particularly pleased to have driven a sequential acceleration in growth each quarter of the year culminating in a record fourth quarter for our Consumer Self-Care Americas net sales. We also made key strategic investments in innovation programs, bolt-on acquisitions and structural changes to fuel long-term profitable growth. These efforts helped us generate annual profitability in line with our expectations."

Kessler continued, “While we still have a lot of work ahead of us, our 2019 results reinforce our view that our Consumer Self-Care strategy is the right one to build shareholder value by delivering profitable and sustainable growth over the long-term.”

Key Fourth Quarter Financial Highlights

•
GAAP ("reported") consolidated fourth quarter net sales were $1.3 billion, an increase of 10.7% compared to the prior year quarter. Adjusted net sales(1) increased 13.4% compared to the prior year quarter, excluding currency(2).

•
Worldwide Consumer fourth quarter reported net sales increased 12.7% compared to the prior year quarter. Worldwide Consumer adjusted net sales increased 16.4% versus the fourth quarter of 2018, excluding currency.

•
Consumer Self-Care Americas (“CSCA”) achieved record fourth quarter reported net sales of $711 million, or growth of 15.2% versus the prior year quarter; Consumer Self-Care International (“CSCI”) fourth quarter reported net sales grew 8.2% versus the prior year quarter or 11.0% excluding currency.

•	Reported diluted loss per share for the fourth quarter of 2019 was $0.14 per diluted share as compared to diluted earnings per share ("EPS") of $0.60 in the prior year quarter.

•	Adjusted diluted EPS for the fourth quarter 2019 increased 9.3% versus the fourth quarter of 2018 to $1.06 per diluted share, as compared to $0.97 per diluted share in the prior year quarter.

Key Fiscal Year 2019 Financial Highlights

•	Reported consolidated full year reported net sales were $4.8 billion, an increase of 2.2% compared to the prior year. Adjusted net sales increased 6.1% for the year, excluding currency.

•
Worldwide Consumer reported net sales increased 1.5% for the full year. Adjusted net sales increased 6.3%, excluding currency. Worldwide Consumer adjusted organic net sales(3) were up 2.2% for the year.

•	Reported diluted EPS for fiscal 2019 was $1.07 per diluted share compared to $0.95 per diluted share in fiscal 2018.

•	Adjusted diluted EPS for fiscal 2019 was $4.03 per diluted share compared to $4.55 per diluted share in fiscal 2018.

Consumer Products Category Realignment

The Company realigned its consumer product categories to standardize reporting and evaluation across its Worldwide Consumer businesses. These updates have no impact on the Company's net sales and are provided by quarter for fiscal 2019 in the appendix attached to this release.

Refer to Tables I-IV at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows. Worldwide Consumer includes the Consumer Self-Care Americas and Consumer Self-Care International segments, as well as corporate unallocated.

Fourth Quarter 2019 Results

Consolidated Fourth Quarter 2019 Results Versus Fourth Quarter 2018

Consolidated reported net sales increased 10.7% to $1.3 billion. Adjusted net sales excluding currency increased 13.4% compared to the fourth quarter 2018. The increase was driven by increased demand for existing products, the addition of Ranir and new product sales of $58 million, partially offset by normal levels of pricing pressure and $9 million in discontinued products. Adjusted organic net sales were up 7.0%.

Reported net loss was $19 million, or $0.14 per diluted share, versus net income of $82 million, or $0.60 per diluted share in the prior year period, due primarily to non-cash impairment charges of $142 million primarily in the RX segment. Excluding certain charges as outlined in Table I, fourth quarter 2019 adjusted net income was $145 million, or $1.06 per diluted share, versus $132 million, or $0.97 per diluted share, for the same period last year. The adjusted diluted EPS increase was due primarily to strong sales growth in the Worldwide Consumer businesses and the Ranir acquisition accretion, partially offset by a decline in the Rx business and restored employee incentive compensation.

Worldwide Consumer Self-Care Fourth Quarter 2019 Results Versus Fourth Quarter 2018

Worldwide Consumer reported net sales for the fourth quarter of 2019 were $1.1 billion, an increase of 12.7%. Adjusted net sales increased 16.4%, excluding currency. Adjusted organic net sales were up 8.3%.

Fourth quarter reported gross profit margin was 36.8%. Adjusted gross profit margin of 39.3% was 40 basis points higher as greater operational efficiencies and the absence of the CSCA infant formula facility start-up issue in the prior year quarter were partially offset by the addition of Ranir oral self-care products, which have a lower gross margin profile than the existing portfolio, and product mix across all consumer businesses.

Reported operating margin was 8.0%. Adjusted operating margin was 14.3%, or 250 basis points higher due primarily to operating leverage on gross margin flow-through and the addition of Ranir, which has a relatively higher operating margin profile than the existing portfolio in the quarter. These were partially offset by restored employee incentive compensation.

CSCA Fourth Quarter 2019 Results Versus Fourth Quarter 2018

Consumer Self-Care Americas reported net sales increased 15.2% to $711 million, which included $52 million in sales attributable to Ranir. Adjusted net sales increased 19.4%, excluding currency. Adjusted organic net sales were up 10.6%.

The OTC business delivered record fourth quarter net sales driven by 1) overall OTC category growth, 2) robust growth in e-commerce, 3) increased store brand penetration market-wide versus national brands of 70 basis points in the categories we compete in, and 4) Perrigo market share gains from store brand competitors due to greater distribution of existing and new products.

Growth in the nutrition business was driven by 1) a new store brand infant formula launch in the quarter at a major retailer, 2) store-brand penetration gains versus national brands, 3) greater infant formula contract pack sales due primarily to a pre-build of inventory in preparation for the production of a new infant formula launch in 2020, and 4) the absence of the infant formula facility start-up issue, which disrupted infant formula shipments in 2018.

Fourth quarter reported gross profit margin was 32.8%. Adjusted gross profit margin of 33.8% was 190 basis points higher due primarily to favorable OTC product mix, the absence of the infant formula facility start-up issue in the prior year quarter and lower cost of materials. These benefits were partially offset by higher direct labor costs.

Reported operating margin was 18.4%. Adjusted operating margin increased 80 basis points to 20.4%, as gross margin flow-through was partially offset by higher investments in R&D and selling to drive future sales, and restored employee incentive compensation.

CSCI Fourth Quarter 2019 Results Versus Fourth Quarter 2018

Consumer Self-Care International reported net sales increased 8.2% to $356 million. Excluding currency movements of $9 million, net sales were higher by 11.0%. Adjusted organic net sales grew 4.3%.

Net sales growth was due primarily to 1) $22 million of net sales from Ranir, 2) strong new product sales of $23 million driven by the launch of XLS-Medical Forte 5 and new products in the Phytosun naturals portfolio, and 3) improved performance in the U.K. store brand business.

Reported gross margin was 44.8%. Adjusted gross margin of 50.4% declined 180 basis points due primarily to improved performance in the U.K. store brand business and the addition of Ranir oral self-care products, both of which have relatively lower gross margins than the overall CSCI portfolio. These were partially offset by improved operating efficiencies.

Reported operating margin was 0.4%. Adjusted operating margin of 13.9% improved 100 basis points due primarily to a relatively higher operating margin in Ranir, improved performance in the U.K. store brand business and lower advertising and promotion expense. These were partially offset by increased investments in the sales force and innovation.

Prescription Pharmaceuticals ("RX") Fourth Quarter 2019 Results Versus Fourth Quarter 2018

RX reported net sales increased 2.8% to $256 million due primarily to higher volumes of existing products and new product sales of $19 million, partially offset by pricing pressure and discontinued products of $6 million.

Reported gross margin was 34.5% and adjusted gross margin was 43.2%. The 580 basis point decline in adjusted gross margin was due primarily to testosterone gel 1.62%, which launched in the prior year with 180-day market exclusivity and product mix.

Reported operating margin of (36.1%) was due primarily to impairment charges of $132 million related to a combination of industry and market factors and changes in long-range revenue forecasts for several products. Adjusted operating margin of 24.0% was lower due primarily to 1) gross margin flow-through, 2) generic ProAir® pre-commercialization R&D costs, and 3) restored employee incentive compensation.

Fiscal 2019 Results

Consolidated Fiscal 2019 Results Versus Fiscal 2018

Consolidated reported net sales were $4.8 billion for the full year, an increase of 2.2% compared to the prior year. Adjusted net sales increased 6.1%, excluding currency. This increase was driven by the addition of Ranir, new product sales of $230 million and increased demand for existing products, partially offset by normal levels of competitive pricing pressure and $59 million in discontinued products. Consolidated adjusted organic net sales were up 2.8%.

Reported net income was $146 million, or $1.07 per diluted share, versus $131 million, or $0.95 per diluted share, in the prior year. Excluding certain charges as outlined in Table I, fiscal 2019 adjusted net income was $550 million, or $4.03 per diluted share, versus $629 million, or $4.55 per diluted share, for 2018. Strong performance in the consumer businesses and the addition of Ranir were more than offset by a decline in the Rx business as well as 1) $0.32 per diluted share from restored employee incentive compensation and the absence of an insurance recovery in the prior year period, 2) $0.08 per diluted share from a higher adjusted effective tax rate, and 3) currency impact of $0.07 per diluted share.

Worldwide Consumer Self-Care Fiscal 2019 Results Versus Fiscal 2018

Worldwide Consumer reported net sales for fiscal 2019 were $3.9 billion, an increase of 1.5% compared to the prior year. Excluding currency movements, adjusted net sales increased 6.3%. Adjusted organic net sales were up 2.2%.

Fiscal 2019 reported gross profit margin was 37.2%. Adjusted gross profit margin of 40.3% was 120 basis points lower due primarily to 1) the addition of Ranir, 2) the impact of foreign currency translation, and 3) changes in the global mix associated with store brand products growing at a faster rate than the company’s branded products.

Reported operating margin was 5.2%. Adjusted operating margin was 14.1%, or 140 basis points lower as operating leverage on gross margin flow-through and savings from Project Momentum were more than offset by restored employee incentive compensation and transformation investments.

CSCA Fiscal 2019 Results Versus Fiscal 2018

Consumer Self-Care Americas reported net sales increased 3.2% to $2.5 billion, which included $106 million in sales attributable to Ranir. Excluding currency movements, adjusted net sales increased 7.1%. Adjusted organic net sales were up 2.4%.

Sales growth was driven primarily by 1) the acquisition of Ranir, 2) OTC category growth, 3) market share gains from store brand competitors of 80 basis points leading to new product sales of $36 million and improved product mix, 4) robust growth in OTC e-commerce, and 5) increased market-wide OTC store brand penetration versus national brands of 50 basis points in the categories we compete in.

This growth was partially offset by 1) purposefully exited non-strategic businesses, 2) lower infant formula contract pack sales due to several branded customers exiting the category, 3) lower net sales in Mexico, and 4) normal levels of competitive pricing pressure.

Reported gross profit margin was 32.1%. Adjusted gross profit margin of 33.6% was 70 basis points lower due primarily to the exited animal health business and product mix.

Reported operating margin was 16.6%. Adjusted operating margin of 19.7% was 110 basis points lower due primarily to increased investments in R&D and selling to drive future sales and restored employee incentive compensation.

CSCI Fiscal 2019 Results Versus Fiscal 2018

CSCI reported net sales decreased 1.2% to $1.4 billion. Excluding currency movements of $87 million, adjusted net sales were higher by 5.1%. Adjusted organic net sales grew 1.9%.

Adjusted net sales growth was due primarily to 1) $45 million of net sales from Ranir, 2) strong full-year new product sales of $108 million driven by the launch of XLS-Medical Forte 5 and new products in the Phytosun naturals portfolio, and 3) solid performance in the U.K. store brand business.

Reported gross margin was 46.3%. Adjusted gross margin of 52.4% declined 160 basis points due primarily to the addition of Ranir and improved performance in the U.K. store brand business, both of which have relatively lower gross margins than the overall portfolio. These were partially offset by improved operating efficiencies.

Reported operating margin was 1.4%. Adjusted operating margin of 15.7% declined 60 basis points as gross margin flow-through and transformation investments more than offset the relatively higher operating margin in Ranir and lower advertising and promotion expense.

RX Fiscal 2019 Results Versus Fiscal 2018

RX reported net sales increased 5.1% to $968 million due primarily to higher volumes of existing products and new product sales of $86 million, partially offset by pricing pressure and discontinued products of $42 million.

Reported gross margin was 34.6% and adjusted gross margin was 43.6%. The 600 basis point decline in adjusted gross margin was due primarily to price reduction for testosterone gel 1.62%, due to the expiration of market exclusivity, which was expected, and product mix.

Reported operating margin of 0.3% was impacted by the impairment charges discussed above. Adjusted operating margin of 27.3% was lower due primarily to gross margin flow-through and generic ProAir® pre-commercialization R&D costs.

Fiscal 2020 Outlook

Kessler concluded, "In 2020, we expect to deliver net sales growth of approximately 6% to 7%, which is above our long-term 3% goal. As planned from the beginning, we will also continue to make the necessary investments in our business to sustain this growth over the long-term while concurrently setting the stage for 5% adjusted operating profit growth in Year 3 of the transformation plan and beyond."

The Company expects fiscal 2020 net sales growth of 6% to 7%, with organic net sales growth of approximately 3%. Adjusted diluted EPS is expected to be between $3.95 to $4.15, which includes $50 million in transformational investments.

The Company cannot reconcile its expected adjusted diluted earnings per share to diluted earnings per share under "Fiscal 2020 Outlook" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time.

See attached Appendix for reconciliation of adjusted (non-GAAP) to reported (GAAP) financial measures.

(1) Adjusted net sales growth excludes the exited animal health and infant foods businesses from CSCA and Worldwide Consumer in both periods, and reverses certain product returns relating to the voluntary global market withdrawal of ranitidine in the third quarter of 2019, only.

(2) Where noted, comparisons of reported net sales or adjusted net sales to a prior period are made “excluding currency”. This means that foreign currency sales recorded in 2019 are converted to U.S. dollars using the average exchange rate in effect during 2018.

(3) Adjusted organic net sales growth excludes the 2019 acquisition of Ranir from CSCA, CSCI and Worldwide Consumer, as well as the exited animal health and infant foods businesses from CSCA and Worldwide Consumer in both periods, and reverses certain product returns relating to the voluntary global market withdrawal of ranitidine in the third quarter of 2019. In addition, comparisons of adjusted organic net sales are made excluding currency as described in Note (2), above.

About Perrigo

Perrigo Company plc (NYSE; TASE: PRGO) is dedicated to making lives better by bringing "Quality, Affordable Self-Care Products™" that consumers trust everywhere they are sold. The Company is a leading provider of over-the-counter health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Visit Perrigo online at (http://www.perrigo.com).

Conference Call

The Company will host a conference call today at 8:30 a.m. EST. The conference call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 888-317-6003, International 412-317-6061, and reference ID #2906859. A taped replay of the call will be available beginning at approximately 12:00 p.m. (EST) Thursday, February 27, until midnight Thursday, March 12, 2020. To listen to the replay, dial 877-344-7529, International 412-317-0088, and use access code 10139406.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the timing, amount and cost of any share repurchases; future impairment charges; the success of management transition; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the Notice of Assessment (the “NoA”) issued by the Irish tax authority and the draft and final Notices of Proposed Assessment (“NOPAs”) issued by the U.S. Internal Revenue Service and the impact that an adverse result in any such proceedings would have on operating results, cash flows, and liquidity; potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information and litigation relating to uncertain tax positions, including the NoA and the NOPAs; potential impacts of ongoing or future government investigations and regulatory initiatives; potential costs and reputational impact of product recalls or sales halts; the impact of tax reform legislation and healthcare policy; general economic conditions; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions and the success of such transactions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives. An adverse result with respect to our appeal of any material outstanding tax assessments or litigation, including securities or drug pricing matters, could ultimately require the use of corporate assets to pay such assessments, damages from third-party claims, and related interest and/or penalties, and any such use of corporate assets would limit the assets available for other corporate purposes. Statements regarding the separation of the RX business, including the expected benefits, anticipated timing, form of any such separation and whether the separation ultimately occurs, are all subject to various risks and uncertainties, including future financial and operating results, our ability to separate the business, the effect of existing interdependencies with our manufacturing and shared service operations, and the tax consequences of the planned separation to the Company or its shareholders. Furthermore, the Company may incur additional tax liabilities in respect of 2016 and prior years or be found to have breached certain provisions of Irish company law in connection with the Company’s restatement of previously-filed financial statements, which may result in additional expenses and penalties. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2019, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations for net sales on a constant currency basis, net sales excluding sales attributable to the animal health business and the infant foods product line as well as adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, adjusted gross margin, and adjusted operating margin, within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investors insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted operating income, adjusted net income, and adjusted diluted EPS are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company discloses adjusted net sales, which excludes operating results attributable to the exited animal health business and the infant foods product line as well as milestone income related to royalty rights, in order to provide information about sales of the Company’s continuing business. In addition, this year we made adjustments for the impact of the ranitidine market withdrawal, which included the reversal of returns and inventory write-downs and other costs, which increased adjusted net sales and related profit measures. Management believes that these adjustments are useful to investors and improve the comparability of operational performance between periods because the withdrawal relates to an industry-wide event not associated with any particular manufacturer and the company continues to manufacture and sell other products that treat the same conditions for raniditine products. In addition, the Company discloses net sales growth and adjusted net sales growth on a constant currency basis to provide information about sales of the Company’s continuing business excluding the exogenous impact of foreign exchange. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate comparison of the Company’s operating performance to the operating performance of its competitors.

In addition, this year we made adjustments for the impact of the ranitidine market withdrawal, which included the reversal of returns and inventory write-downs and other costs, which increased adjusted net sales and related profit measures. Product recalls occur from time-to-time in our industry and we have experienced them in the past and they may recur in the future.  However, we do not view the impact of the ranitidine recall as reflective of our operating performance, in particular given the industry-wide nature of this action.  Management believes that these adjustments are useful to investors and improve the comparability of operational performance between periods, and the company continues to manufacture and sell other products that treat the same conditions as ranitidine products.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

Lyndsey Chmiel, Senior Manager, Global Investor Relations & Corporate Communications
(269) 673-9324; e-mail: lyndsey.chmiel@perrigo.com

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Year Ended
	December 31, 2019	December 31, 2018	December 31, 2017
Net sales	$4,837.4	$4,731.7	$4,946.2
Cost of sales	3,064.1	2,900.2	2,966.7
Gross profit	1,773.3	1,831.5	1,979.5

Operating expenses
Distribution	96.1	94.2	87.0
Research and development	187.4	218.6	167.7
Selling	567.0	595.7	598.4
Administration	503.0	435.9	461.1
Impairment charges	184.5	224.4	47.5
Restructuring	26.3	21.0	61.0
Other operating expense (income)	4.2	5.2	(41.4)
Total operating expenses	1,568.5	1,595.0	1,381.3

Operating income	204.8	236.5	598.2

Change in financial assets	(22.1)	(188.7)	24.9
Interest expense, net	121.7	128.0	168.1
Other (income) expense, net	(66.0)	6.1	(10.1)
Loss on extinguishment of debt	0.2	0.5	135.2
Income before income taxes	171.0	290.6	280.1
Income tax expense	24.9	159.6	160.5
Net income	$146.1	$131.0	$119.6

Earnings per share
Basic	$1.07	$0.95	$0.84
Diluted	$1.07	$0.95	$0.84

Weighted-average shares outstanding
Basic	136.0	137.8	142.3
Diluted	136.5	138.3	142.6

PERRIGO COMPANY PLC
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$354.3	$551.1
Accounts receivable, net of allowance for doubtful accounts of $6.7 and $6.4, respectively	1,243.2	1,073.1
Inventories	967.3	878.0
Prepaid expenses and other current assets	192.1	400.0
Total current assets	2,756.9	2,902.2
Property, plant and equipment, net	902.8	829.1
Operating lease assets	129.9	—
Goodwill and indefinite-lived intangible assets	4,185.5	4,029.1
Definite-lived intangible assets, net	2,921.2	2,858.9
Deferred income taxes	5.4	1.2
Other non-current assets	399.7	362.9
Total non-current assets	8,544.5	8,081.2
Total assets	$11,301.4	$10,983.4
Liabilities and Shareholders’ Equity
Accounts payable	$520.2	$474.9
Payroll and related taxes	156.4	132.1
Accrued customer programs	394.4	442.4
Other accrued liabilities	229.2	201.3
Accrued income taxes	32.2	96.5
Current indebtedness	3.4	190.2
Total current liabilities	1,335.8	1,537.4
Long-term debt, less current portion	3,365.8	3,052.2
Deferred income taxes	280.6	282.3
Other non-current liabilities	515.1	443.4
Total non-current liabilities	4,161.5	3,777.9
Total liabilities	5,497.3	5,315.3
Commitments and contingencies - Refer to Note 17
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	7,359.9	7,421.7
Accumulated other comprehensive income	139.4	84.6
Retained earnings (accumulated deficit)	(1,695.5)	(1,838.3)
Total controlling interests	5,803.8	5,668.0
Noncontrolling interest	0.3	0.1
Total shareholders’ equity	5,804.1	5,668.1
Total liabilities and shareholders' equity	$11,301.4	$10,983.4

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	136.1	135.9

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Year Ended
	December 31, 2019	December 31, 2018	December 31, 2017
Cash Flows From (For) Operating Activities
Net income	$146.1	$131.0	$119.6
Adjustments to derive cash flows:
Depreciation and amortization	396.5	423.6	444.8
Gain on sale of business	(71.7)	—	—
Share-based compensation	52.2	37.7	43.8
Impairment charges	184.5	224.4	47.5
Asset abandonments	11.0	—	—
Change in financial assets	(22.1)	(188.7)	24.9
Loss on extinguishment of debt	0.2	0.5	135.2
Restructuring charges	26.3	21.0	61.0
Deferred income taxes	(43.9)	(17.9)	(48.9)
Amortization of debt premium	(4.4)	(8.1)	(22.4)
Other non-cash adjustments, net	26.6	(11.1)	(2.7)
Subtotal	701.3	612.4	802.8
Increase (decrease) in cash due to:
Accounts receivable	(140.7)	21.0	3.2
Inventories	(67.0)	(98.6)	(16.0)
Accounts payable	17.0	28.8	(39.6)
Payroll and related taxes	(3.7)	(34.5)	(27.4)
Accrued customer programs	(48.6)	25.5	34.6
Accrued liabilities	(23.2)	(20.9)	(47.8)
Accrued income taxes	(74.5)	68.1	(6.1)
Other, net	27.2	(8.8)	(4.8)
Subtotal	(313.5)	(19.4)	(103.9)
Net cash from operating activities	387.8	593.0	698.9
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	2.9	13.7	87.3
Acquisitions of businesses, net of cash acquired	(747.7)	—	(0.4)
Asset acquisitions	(149.1)	(35.6)	—
Purchase of investment securities	—	(7.5)	—
Proceeds from the Royalty Pharma contingent milestone	250.0	—	—
Additions to property, plant and equipment	(137.7)	(102.6)	(88.6)
Net proceeds from sale of business	182.5	5.2	154.6
Proceeds from sale of the Tysabri® financial asset	—	—	2,200.0
Other investing, net	3.0	—	(14.8)
Net cash from (for) investing activities	(596.1)	(126.8)	2,338.1
Cash Flows From (For) Financing Activities
Borrowings (repayments) of revolving credit agreements and other financing, net	0.5	(4.4)	6.8
Issuances of long-term debt	600.0	431.0	—
Payments on long-term debt	(476.0)	(482.5)	(2,611.0)
Premiums on early debt retirement	—	—	(116.1)
Deferred financing fees	(1.0)	(2.4)	(4.8)
Issuance of ordinary shares	0.9	1.3	0.7
Repurchase of ordinary shares	—	(400.0)	(191.5)
Cash dividends	(112.4)	(104.9)	(91.1)
Other financing, net	(10.2)	(10.0)	2.3
Net cash from (for) financing activities	1.8	(571.9)	(3,004.7)
Effect of exchange rate changes on cash and cash equivalents	9.7	(21.9)	24.1
Net increase (decrease) in cash and cash equivalents	(196.8)	(127.6)	56.4
Cash and cash equivalents, beginning of period	551.1	678.7	622.3
Cash and cash equivalents, end of period	$354.3	$551.1	$678.7

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended December 31, 2019
Consolidated	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income (Loss)	Interest, Other, and Change in Financial Assets	Income Tax Expense (Benefit)	Net Income (Loss)**	Diluted Earnings (Loss) per Share**
Reported	$1,322.8	$480.9	$59.4	$288.6	$139.7	$(6.8)	$27.4	$(15.2)	$(19.0)	$(0.14)
As a % of reported net sales		36.4%	4.5%	21.8%	10.6%	(0.5)%	2.1%	(1.2)%	(1.4)%
Effective tax rate								44.5%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$48.8	$(0.1)	$(30.9)	$—	$79.8	$—	$—	$79.8	$0.59
Acquisition and integration-related charges and contingent consideration adjustments	—	0.1	—	(1.0)	0.5	0.6	—	—	0.6	—
Impairment charges	—	—	—	—	(141.6)	141.6	—	—	141.6	1.03
(Gain) loss on divestitures	—	—	—	3.6	1.0	(4.6)	(0.7)	—	(3.9)	(0.03)
Unusual litigation	—	—	—	(1.8)	—	1.8	—	—	1.8	0.01
Restructuring charges and other termination benefits	—	—	—	—	0.4	(0.4)	—	—	(0.4)	—
Change in financial assets	—	—	—	—	—	—	3.6	—	(3.6)	(0.03)
(Gain) Loss on investment securities	—	—	—	—	—	—	4.0	—	(4.0)	(0.03)
Separation and reorganization expense	—	—	—	(2.2)	—	2.2	—	—	2.2	0.02
Non-GAAP tax adjustments*	—	—	—	—	—	—	—	50.3	(50.3)	(0.36)
Adjusted	$1,322.8	$529.8	$59.3	$256.3	$—	$214.2	$34.3	$35.1	$144.8	$1.06
As a % of reported net sales		40.1%	4.5%	19.4%		16.2%	2.6%	2.7%	10.9%
Effective tax rate								19.5%

						Diluted weighted average shares outstanding
						Reported				137.0

*The non-GAAP tax adjustments are primarily due to: (1) $4.9 million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items and (2) $43.8 million of valuation allowance releases in the U.S. and Australia.

**Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended December 31, 2018
Consolidated	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Net Income**	Diluted Earnings per Share**
Reported	$1,195.2	$443.0	$44.6	$293.6	$(2.7)	$107.5	$(96.2)	$122.2	$81.5	$0.60
As a % of reported net sales		37.1%	3.7%	24.6%	(0.2)%	9.0%	(8.0)%	10.2%	6.8%
Effective tax rate								60.0%
Pre-tax adjustments:
Impairment charges		—	—	—	(0.9)	0.9	—	—	$0.9	$0.01
Amortization expense primarily related to acquired intangible assets		$47.4	$(0.2)	$(30.4)	$—	$78.0	$—	$—	78.0	0.57
Restructuring charges and other termination benefits		—	—	(3.4)	2.2	1.2	—	—	1.2	0.01
Separation and reorganization expense		—	—	(7.3)	—	7.3	—		7.3	0.05
Acquisition and integration-related charges and contingent consideration adjustments		—	—	—	1.2	(1.2)	—	—	(1.2)	(0.01)
Milestone income related to royalty rights		—	—	—	—	—	3.0	—	(3.0)	(0.02)
Unusual litigation		—	—	(1.8)	—	1.8	—		1.8	0.01
Loss on investment securities		—	—	—	—	—	2.2	—	(2.2)	(0.02)
(Gain) loss on divestitures		—	—	—	0.2	(0.2)	(1.1)	—	0.9	0.01
Change in financial assets		—	—	—	—	—	122.8	—	(122.8)	(0.90)
Non-GAAP tax adjustments*		—	—	—	—	—	—	(89.4)	89.4	0.66
Adjusted		$490.4	$44.4	$250.7	$—	$195.3	$30.7	$32.8	$131.8	$0.97
As a % of reported net sales		41.0%	3.7%	21.0%		16.3%	2.6%	2.7%	11.0%
Effective tax rate								19.9%

						Diluted weighted average shares outstanding
						Reported				136.3

*The non-GAAP tax adjustments include the following: (1) $(53.1) million of tax effects of pretax non-GAAP adjustments; (2) $(34.7) million net impact related to valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures; and (3) $(1.6) million net impact related to regulatory changes.

**Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)	Twelve Months Ended December 31, 2019
Consolidated	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Net Income****	Diluted Earnings per Share****
Reported	$4,837.4	$1,773.3	$187.4	$1,166.1	$215.0	$204.8	$33.8	$24.9	$146.1	$1.07
As a % of reported net sales		36.7%	3.9%	24.1%	4.4%	4.2%	0.7%	0.5%	3.0%
Effective tax rate								14.6%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$191.9	$(0.4)	$(119.0)	$—	$311.3	$—	$—	$311.3	$2.29
Acquisition and integration-related charges and contingent consideration adjustments	—	5.7	—	(14.6)	1.3	19.0	—	—	19.0	0.14
Restructuring charges and other termination benefits	—	—	—	—	(26.3)	26.3	—	—	26.3	0.19
(Gain) loss on divestitures	—	—	—	3.5	1.6	(5.1)	70.9	—	(76.0)	(0.56)
Ranitidine market withdrawal*	9.2	18.4	—	—	—	18.4	—	—	18.4	0.14
Operating results attributable to held-for-sale business**	(24.1)	(12.1)	(0.5)	(9.4)	—	(2.2)	—	—	(2.2)	(0.02)
Change in financial assets	—	—	—	—	—	—	22.1	—	(22.1)	(0.16)
Asset abandonment	—	—	—	—	(7.1)	7.1	—	—	7.1	0.05
Unusual litigation	—	—	—	(27.2)	—	27.2	—	—	27.2	0.20
Separation and reorganization expense	—	—	—	(17.9)	—	17.9	—	—	17.9	0.13
Impairment charges	—	—	—	—	(184.5)	184.5	—	—	184.5	1.35
Loss on early debt extinguishment	—	—	—	—	—	—	(0.2)	—	0.2	—
(Gain) Loss on investment securities	—	—	—	—	—	—	(4.7)	—	4.7	0.04
Non-GAAP tax adjustments***	—	—	—	—	—	—	—	112.9	(112.9)	(0.83)
Adjusted	$4,822.5	$1,977.2	$186.5	$981.5	$—	$809.2	$121.9	$137.8	$549.5	$4.03
As a % of adjusted net sales		41.0%	3.9%	20.4%		16.8%	2.5%	2.9%	11.4%
Effective tax rate								20.0%

						Diluted weighted average shares outstanding
						Reported				136.5

*Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.
**Held-for-sale business includes our now divested animal health business.
***The non-GAAP tax adjustments are primarily due to: (1) $67.5 million tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items and (2) $43.8 million of valuation allowance releases in the U.S. and Australia.

****Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Twelve Months Ended December 31, 2018
Consolidated	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Net Income**	Diluted Earnings per Share**
Reported	$4,731.7	$1,831.5	$218.6	$1,125.8	$250.6	$236.5	$(54.1)	$159.6	$131.0	$0.95
As a % of reported net sales		38.7%	4.6%	23.8%	5.3%	5.0%	(1.1)%	3.4%	2.8%
Effective tax rate								54.9%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets		$206.7	$(1.0)	$(130.9)	$—	$338.6	$—	$—	$338.6	$2.44
Restructuring charges and other termination benefits		—	—	(7.4)	(21.0)	28.4	—	—	28.4	0.21
Impairment charges		—	—	—	(224.4)	224.4	—	—	224.4	1.62
Change in financial assets		—	—	—	—	—	188.7	—	(188.7)	(1.36)
Unusual litigation		—	—	(3.2)	—	3.2	—	—	3.2	0.02
Separation and reorganization expense		—	—	(13.9)	—	13.9	—	—	13.9	0.10
Milestone income related to royalty rights		—	—	—	—	—	3.0	—	(3.0)	(0.02)
Acquisition and integration-related charges and contingent consideration adjustments		—	(50.0)	—	(6.6)	56.6	—	—	56.6	0.41
(Gain) loss on divestitures		—	—	3.6	1.4	(5.0)	(2.7)	—	(2.3)	(0.02)
Loss on investment securities		—	—	—	—	—	(9.3)	—	9.3	0.07
Non-GAAP tax adjustments*		—	—	—	—	—	—	(17.5)	17.5	0.13
Adjusted		$2,038.2	$167.6	$974.0	$—	$896.6	$125.6	$142.1	$628.9	$4.55
As a % of reported net sales		43.1%	3.5%	20.6%		18.9%	2.7%	3.0%	13.3%
Effective tax rate								18.4%

						Diluted weighted average shares outstanding
						Reported				138.3

*The non-GAAP tax adjustments include the following: (1) $(42.5) million net impact related to valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures and (2) $25.0 million of tax effects of pretax non-GAAP adjustments.

**Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	December 31, 2019					December 31, 2018
Worldwide Consumer*	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$1,066.9	$392.5	$34.1	$264.0	$85.6	$946.3	$342.1	$27.1	$272.5	$43.8
As a % of reported net sales		36.8%	3.2%	24.7%	8.0%		36.1%	2.9%	28.8%	4.6%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		$26.7	$(0.1)	$(30.8)	$57.5		$26.4	$(0.2)	$(30.2)	$56.9
Unusual litigation		—	—	(1.8)	1.8		—	—	(1.8)	1.8
Impairment charges		—	—	—	9.6		—	—	—	0.9
Separation and reorganization expense		—	—	(2.2)	2.2		—	—	(7.3)	7.3
Restructuring charges and other termination benefits		—	—	—	(0.5)		—	—	(3.4)	1.2
(Gain) loss on divestitures		—	—	4.5	(4.6)		—	—	—	—
Acquisition and integration-related charges and contingent consideration adjustments		0.1	—	(1.0)	1.1		—	—	—	—
Adjusted		$419.3	$34.0	$232.7	$152.7		$368.5	$26.9	$229.8	$111.9
As a % of reported net sales		39.3%	3.2%	21.8%	14.3%		38.9%	2.8%	24.3%	11.8%

*Worldwide Consumer includes the CSCA and CSCI segments in addition to Corporate.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Twelve Months Ended					Twelve Months Ended
	December 31, 2019					December 31, 2018
Worldwide Consumer*	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$3,869.9	$1,438.4	$118.7	$1,074.9	$202.2	$3,810.9	$1,457.6	$154.6	$1,037.3	$21.9
As a % of reported net sales		37.2%	3.1%	27.8%	5.2%		38.2%	4.1%	27.2%	0.6%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	—	104.7	(0.4)	(118.5)	223.6		123.6	(1.0)	(130.4)	255.0
Separation and reorganization expense	—	—	—	(17.2)	17.2		—	—	(13.9)	13.9
Unusual litigation	—	—	—	(27.2)	27.2		—	—	(3.2)	3.2
Impairment charges	—	—	—	—	13.8		—	—	—	224.4
Asset abandonment	—	—	—	—	7.1		—	—	—	—
(Gain) loss on divestitures	—	—	—	4.4	(4.5)		—	—	3.6	(3.6)
Operating results attributable to held-for-sale business**	(24.1)	(12.1)	(0.5)	(9.4)	(2.2)		—	—	—	—
Restructuring charges and other termination benefits	—	—	—	—	26.0		—	—	(7.4)	28.2
Ranitidine market withdrawal***	9.2	18.4	—	—	18.4		—	—	—	—
Acquisition and integration-related charges and contingent consideration adjustments	—	5.7	—	(14.6)	16.2		—	(50.0)	—	48.6
Adjusted	$3,855.0	$1,555.1	$117.8	$892.4	$545.0		$1,581.2	$103.6	$886.0	$591.6
As a % of adjusted net sales (2019) / As a % of reported net sales (2018)		40.3%	3.1%	23.1%	14.1%		41.5%	2.7%	23.2%	15.5%

*Worldwide Consumer includes the CSCA and CSCI segments in addition to Corporate.
**Held-for-sale business includes our now divested animal health business.
***Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	December 31, 2019					December 31, 2018
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$710.5	$233.0	$22.9	$78.5	$130.7	$616.9	$191.1	$15.3	$65.4	$110.2
As a % of reported net sales		32.8%	3.2%	11.1%	18.4%		31.0%	2.5%	10.6%	17.9%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		$6.7		$(6.5)	$13.2		$5.5		$(4.7)	$10.2
Impairment charges		—		—	—		—		—	0.3
(Gain) loss on divestitures		—		—	(0.1)		—		—	—
Separation and reorganization expense		—		0.3	(0.3)		—		—	—
Restructuring charges and other termination benefits		—		—	1.0		—		—	—
Acquisition and integration-related charges and contingent consideration adjustments		0.1		(0.1)	0.3		—		—	—
Adjusted		$239.8		$72.2	$144.8		$196.6		$60.7	$120.7
As a % of reported net sales		33.8%		10.2%	20.4%		31.9%		9.8%	19.6%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	December 31, 2019					December 31, 2018
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income (Loss)
Reported	$356.4	$159.5	$11.2	$138.6	$1.3	$329.4	$151.0	$11.8	$145.0	$(4.8)
As a % of reported net sales		44.8%	3.1%	38.9%	0.4%		45.8%	3.6%	44.0%	(1.5)%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		$20.0	$(0.1)	$(24.2)	$44.3		$20.9	$(0.2)	$(25.5)	$46.6
Impairment charges		—	—	—	9.6		—	—	—	0.7
Unusual litigation		—	—	—	—		—	—	(1.8)	1.8
Restructuring charges and other termination benefits		—	—	—	(1.1)		—	—	—	(1.7)
(Gain) loss on divestitures		—	—	4.5	(4.5)		—	—	—	—
Adjusted		$179.5	$11.1	$118.9	$49.6		$171.9	$11.6	$117.7	$42.6
As a % of reported net sales		50.4%	3.1%	33.4%	13.9%		52.2%	3.5%	35.7%	12.9%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	December 31, 2019					December 31, 2018
Prescription Pharmaceuticals	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income (Loss)	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$255.9	$88.4	$25.3	$24.6	$(92.4)	$248.9	$100.9	$17.5	$21.1	$63.7
As a % of reported net sales		34.5%	9.9%	9.6%	(36.1)%		40.6%	7.0%	8.5%	25.6%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		$22.1		$(0.1)	$22.3		$21.0		$(0.2)	$21.1
(Gain) loss on divestitures		—		(0.9)	—		—		—	(0.2)
Restructuring charges and other termination benefits		—		—	0.1		—		—	—
Impairment charges		—		—	132.0		—		—	—
Acquisition and integration-related charges and contingent consideration adjustments		—		—	(0.5)		—		—	(1.2)
Adjusted		$110.5		$23.6	$61.5		$121.9		$20.9	$83.4
As a % of reported net sales		43.2%		9.2%	24.0%		49.0%		8.4%	33.5%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Twelve Months Ended					Twelve Months Ended
	December 31, 2019					December 31, 2018
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$2,487.7	$798.9	$76.3	$298.9	$414.0	$2,411.6	$789.0	$110.7	$282.3	$174.4
As a % of reported net sales		32.1%	3.1%	12.0%	16.6%		32.7%	4.6%	11.7%	7.2%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$23.8	$—	$(22.4)	$46.2		$37.2	$—	$(18.9)	$56.0
Separation and reorganization expense	—	—	—	(0.4)	0.4		—	—	—	—
Unusual litigation	—	—	—	(1.3)	1.3		—	—	—	—
Asset abandonment	—	—	—	—	7.1		—	—	—	—
Impairment charges	—	—	—	—	4.1		—	—	—	222.6
(Gain) loss on divestitures	—	—	—	—	(0.1)		—	—	—	—
Operating results attributable to held-for-sale business**	(24.1)	(12.1)	(0.5)	(9.4)	(2.2)		—	—	—	—
Restructuring charges and other termination benefits	—	—	—	—	2.7		—	—	—	0.4
Ranitidine market withdrawal*	7.4	15.5	—	—	15.5		—	—	—	—
Acquisition and integration-related charges and contingent consideration adjustments	—	3.6	—	1.0	(1.5)		—	(50.0)	—	48.6
Adjusted	$2,471.0	$829.7	$75.8	$266.4	$487.5		$826.2	$60.7	$263.4	$502.0
As a % of adjusted net sales (2019) / As a % of reported net sales (2018)		33.6%	3.1%	10.8%	19.7%		34.3%	2.5%	10.9%	20.8%

*Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.
**Held-for-sale business includes our now divested animal health business.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Twelve Months Ended					Twelve Months Ended
	December 31, 2019					December 31, 2018
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$1,382.2	$639.5	$42.4	$558.1	$19.6	$1,399.3	$668.7	$43.9	$598.8	$6.8
As a % of reported net sales		46.3%	3.1%	40.4%	1.4%		47.8%	3.1%	42.8%	0.5%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$80.9	$(0.4)	$(96.2)	$177.5		$86.4	$(1.0)	$(111.5)	$198.9
Impairment charges	—	—	—	—	9.7		—	—	—	1.8
Restructuring charges and other termination benefits	—	—	—	—	9.7		—	—	—	17.4
Unusual litigation	—	—	—	(0.3)	0.3		—	—	(3.2)	3.2
Ranitidine market withdrawal*	1.8	2.9	—	—	2.9		—	—	—	—
(Gain) loss on divestitures	—	—		4.4	(4.4)		—	—	—	—
Acquisition and integration-related charges and contingent consideration adjustments	—	2.1	—	—	2.1		—	—	—	—
Adjusted	$1,384.0	$725.4	$42.0	$466.0	$217.4		$755.1	$42.9	$484.1	$228.1
As a % of adjusted net sales (2019) / As a % of reported net sales (2018)		52.4%	3.0%	33.7%	15.7%		54.0%	3.1%	34.6%	16.3%

*Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Twelve Months Ended					Twelve Months Ended
	December 31, 2019					December 31, 2018
Prescription Pharmaceuticals	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$967.5	$334.9	$68.7	$91.2	$2.6	$920.8	$373.9	$64.0	$88.5	$214.6
As a % of reported net sales		34.6%	7.1%	9.4%	0.3%		40.6%	6.9%	9.6%	23.3%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets		$87.2		$(0.5)	$87.7		$83.1		$(0.5)	$83.6
Separation and reorganization expense		—		(0.7)	0.7		—		—	—
(Gain) loss on divestitures		—		(0.9)	(0.6)		—		—	(1.4)
Restructuring charges and other termination benefits		—		—	0.3		—		—	0.2
Impairment charges		—		—	170.7		—		—	—
Acquisition and integration-related charges and contingent consideration adjustments		—		—	2.8		—		—	8.0
Adjusted		$422.1		$89.1	$264.2		$457.0		$88.0	$305.0
As a % of reported net sales		43.6%		9.2%	27.3%		49.6%		9.6%	33.1%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)

	Three Months Ended
	December 31, 2019	December 31, 2018	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated	$1,322.8	$1,195.2	10.7%	0.6%	11.3%
CSCA	$710.5	$616.9	15.2%	(0.1)%	15.1%
CSCI	$356.4	$329.4	8.2%	2.8%	11.0%
RX	$255.9	$248.9	2.8%	(0.6)%	2.2%

Consolidated	$1,322.8	$1,195.2
Less: animal health	—	(15.3)
Less: infant foods	—	(7.0)
Consolidated net sales as so adjusted	$1,322.8	$1,172.9	12.8%	0.6%	13.4%
Less: Ranir	(74.4)	—
Organic Consolidated net sales as so adjusted	$1,248.4	$1,172.9	6.4%	0.6%	7.0%

Worldwide Consumer
CSCA	$710.5	$616.9
CSCI	356.4	329.4
Total Worldwide Consumer	$1,066.9	$946.3	12.7%	1.0%	13.7%
Less: animal health	—	(15.3)
Less: infant foods	—	(7.0)
Worldwide Consumer net sales as so adjusted	$1,066.9	$924.0	15.5%	0.9%	16.4%
Less: Ranir	(74.4)	—
Organic Worldwide Consumer net sales as so adjusted	$992.5	$924.0	7.4%	0.9%	8.3%

CSCA	$710.5	$616.9
Less: animal health	—	(15.3)
Less: infant foods	—	(7.0)
CSCA net sales as so adjusted	$710.5	$594.6	19.5%	(0.1)%	19.4%
Less: Ranir	(52.2)	—
Organic CSCA net sales as so adjusted	$658.3	$594.6	10.7%	(0.1)%	10.6%

CSCI	$356.4	$329.4	8.2%	2.8%	11.0%
Less: Ranir	(22.2)	—
Organic CSCI net sales as so adjusted	$334.2	$329.4	1.5%	2.8%	4.3%

TABLE III (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)

	Twelve Months Ended
	December 31, 2019	December 31, 2018	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated	$4,837.4	$4,731.7	2.2%	1.5%	3.7%
CSCA	$2,487.7	$2,411.6	3.2%	(0.7)%	2.5%
CSCI	$1,382.2	$1,399.3	(1.2)%	6.3%	5.1%
RX	$967.5	$920.8	5.1%	(0.1)%	5.0%

Consolidated	$4,837.4	$4,731.7
Plus: Ranitidine market withdrawal*	9.2	—
Less: animal health	(43.7)	(93.9)
Less: infant foods	(6.1)	(34.1)
Consolidated net sales as so adjusted	$4,796.8	$4,603.7	4.2%	1.9%	6.1%
Less: Ranir	(151.4)	—
Organic Consolidated net sales as so adjusted	$4,645.4	$4,603.7	0.9%	1.9%	2.8%

Worldwide Consumer
CSCA	$2,487.7	$2,411.6
CSCI	1,382.2	1,399.3
Total Worldwide Consumer	$3,869.9	$3,810.9	1.5%	1.9%	3.4%
Plus: Ranitidine market withdrawal*	9.2	—
Less: animal health	(43.7)	(93.9)
Less: infant foods	(6.1)	(34.1)
Worldwide Consumer net sales as so adjusted	$3,829.3	$3,682.9	4.0%	2.3%	6.3%
Less: Ranir	(151.4)	—
Organic Worldwide Consumer net sales as so adjusted	$3,677.9	$3,682.9	(0.1)%	2.3%	2.2%

CSCA	$2,487.7	$2,411.6
Plus: Ranitidine market withdrawal*	7.4	—
Less: animal health	(43.7)	(93.9)
Less: infant foods	(6.1)	(34.1)
CSCA net sales as so adjusted	$2,445.3	$2,283.6	7.1%	—%	7.1%
Less: Ranir	(106.4)	—
Organic CSCA net sales as so adjusted	$2,338.9	$2,283.6	2.4%	—%	2.4%

*Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.

TABLE III (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)

	Twelve Months Ended
	December 31, 2019	December 31, 2018	Total Change	FX Change	Constant Currency Change
CSCI	$1,382.2	$1,399.3
Plus: Ranitidine market withdrawal*	1.8	—
CSCI net sales as so adjusted	$1,384.0	$1,399.3	(1.1)%	6.2%	5.1%
Less: Ranir	(45.0)	—
Organic CSCI net sales as so adjusted	$1,339.0	$1,399.3	(4.3)%	6.2%	1.9%

*Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended
	December 31, 2019	December 31, 2018	Total Change
Consolidated adjusted EPS	$1.06	$0.97	9.3%

Adjusted gross margin
Worldwide Consumer	39.3%	38.9%	40 bps
CSCA	33.8%	31.9%	190 bps
CSCI	50.4%	52.2%	(180) bps
RX	43.2%	49.0%	(580) bps

Adjusted operating margin
Worldwide Consumer	14.3%	11.8%	250 bps
CSCA	20.4%	19.6%	80 bps
CSCI	13.9%	12.9%	100 bps

	Twelve Months Ended
	December 31, 2019	December 31, 2018	Total Change
Adjusted gross margin
Worldwide Consumer	40.3%	41.5%	(120) bps
CSCA	33.6%	34.3%	(70) bps
CSCI	52.4%	54.0%	(160) bps
RX	43.6%	49.6%	(600) bps

Adjusted operating margin
Worldwide Consumer	14.1%	15.5%	(140) bps
CSCA	19.7%	20.8%	(110) bps
CSCI	15.7%	16.3%	(60) bps
RX	27.3%	33.1%	(580) bps

TABLE V
PERRIGO COMPANY PLC
DISAGGREGATION OF REVENUE BY QUARTER
YEAR ENDED DECEMBER 31, 2019
(in millions)
(unaudited)

	Three Months Ended
	March 30, 2019	June 29, 2019	September 28, 2019	December 31, 2019
CSCA(1)
Upper respiratory	$132.8	$121.2	$123.4	$137.8
Digestive health	102.3	106.3	85.0	120.3
Nutrition	99.6	85.9	97.1	111.8
Pain and sleep-aids	91.3	91.3	89.4	111.6
Healthy lifestyle	76.0	86.1	87.9	102.4
Skincare and personal hygiene	45.5	45.8	45.4	46.2
Oral self-care	—	—	54.2	52.2
Animal health	19.6	22.3	1.8	—
Vitamins, minerals, and supplements	6.3	6.2	6.2	9.9
Other CSCA(2)	8.4	17.0	22.9	18.3
Total CSCA	$581.8	$582.1	$613.3	$710.5
CSCI
Skincare and personal hygiene	$101.9	$105.7	$88.9	$75.1
Upper respiratory	71.9	49.9	72.1	82.9
Vitamins, minerals, and supplements	45.8	41.1	46.2	47.1
Healthy lifestyle	47.3	48.7	38.2	39.6
Pain and sleep-aids	40.4	39.4	40.5	47.6
Oral self-care	1.6	1.8	24.3	23.5
Digestive health	7.2	6.8	5.3	7.8
Other CSCI(3)	34.7	34.1	32.0	32.8
Total CSCI	$350.8	$327.5	$347.5	$356.4

(1) Includes net sales from our OTC contract manufacturing business.
(2) Consists primarily of diagnostic products and other miscellaneous or otherwise uncategorized product lines and markets, none of which is greater than 10% of the segment net sales.
(3)    Consists primarily of liquid licensed products, our distribution business and other miscellaneous or otherwise uncategorized product lines and markets, none of which is greater than 10% of the segment net sales.